CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements”.

We also consent to the incorporation by reference of our report dated February 21, 2022 with respect to the financial statements and financial highlights of Touchstone Variable Series Trust (comprising, respectively, Touchstone Balanced Fund, Touchstone Bond Fund, Touchstone Common Stock Fund and Touchstone Small Company Fund), included in its Annual Report to Shareholders (Form N-CSR) for the fiscal year ended December 31, 2021, into this Post-Effective Amendment Number 64 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 033-76566), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 22, 2022